                                                                    Exhibit 12.1


                           NORTEL NETWORKS CORPORATION
  COMPUTATION OF RATIO OF EARNINGS FROM CONTINUING OPERATIONS TO FIXED CHARGES
                           (MILLIONS OF U.S. DOLLARS)

                                                     NINE MONTHS
                                                        ENDED
                                                    SEPTEMBER 30,             YEAR ENDED DECEMBER 31
                                                         2001       2000      1999     1998       1997*      1996*
                                                    ------------  --------    -----    -----     -------    -------
Earnings (loss) from continuing operations before
   income taxes as reported in the consolidated
   statements of operations ......................    (25,323.0)  (1,818.0)   319.0   (105.0)    1,076.0      765.0
Add (deduct)
   Interest expense
         - long-term debt ........................        138.0       86.0     93.0    107.0       119.0      108.0
         - other .................................         82.0       83.0     71.0    115.0        38.0       53.0
     Interest expense of finance subsidiaries ....           --         --       --       --         1.9        3.5
     Unconsolidated Subs .........................           --         --       --       --         2.7        2.9
     1/3 of rental expense on operating leases
       deemed to be interest expense .............        171.0      228.0    185.0    143.0        87.9       79.3
     Amortized premiums, discounts and capitalized
       expenses related to indebtedness ..........          3.0        1.0      1.0      1.0         1.1        1.5
     Minority Interest ...........................        (15.0)      86.0     26.0     17.0        43.0       23.0
     Undistributed earnings of less than 50% owned
       associated companies ......................        138.0       37.3    (38.3)    74.6        54.0       64.0
                                                      ---------   --------    -----    -----     -------    -------
Income (loss) as adjusted ........................    (24,806.0)  (1,296.7)   656.7    352.6     1,423.6    1,100.2
                                                      =========   ========    =====    =====     =======    =======
Fixed charges:
   Interest expense
         - long-term debt ........................        138.0       86.0     93.0    107.0       119.0      108.0
         - other .................................         82.0       83.0     71.0    115.0        38.0       53.0
    Interest expense of finance subsidiaries .....           --         --       --       --         1.9        3.5
    Unconsolidated Subs ..........................           --         --       --       --         2.7        2.9
     1/3 of rental expense on operating leases
       deemed to be interest expense .............        171.0      228.0    185.0    143.0        87.9       79.3
     Amortized premiums, discounts and capitalized
       expenses related to indebtedness ..........          3.0        1.0      1.0      1.0         1.1        1.5
                                                      ---------   --------    -----    -----     -------    -------
                                                          394.0      398.0    350.0    366.0       250.6      248.2
                                                      =========   ========    =====    =====     =======    =======
Ratio of earnings from continuing operations to
   fixed charges .................................           --(1)      --(2)   1.9       --(3)      5.7        4.4

* The computations for the years ended December 31, 1997, and 1996 have not been restated to reflect discontinued operations.

(1) The earnings of Nortel Networks Corporation calculated in accordance with U.S. GAAP were inadequate to cover fixed charges for the nine months ended September 30, 2001 by $25,200 million.

(2) The earnings of Nortel Networks Corporation calculated in accordance with U.S. GAAP were inadequate to cover fixed charges for the year ended December 31, 2000 by $1,694.7 million.

(3) The earnings of Nortel Networks Corporation calculated in accordance with U.S. GAAP were inadequate to cover fixed charges for the year ended December 31, 1998 by $13.4 million.